SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 4, 2016

Horizon Minerals Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-176798	41-2281448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9101 West Sahara Avenue Suite 105 - 197 Las Vegas, Nevada	89117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (587) 984-2321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 4, 2016, Horizon Minerals Corp. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Gold Exploration Management Inc., a Nevada corporation (“GEM”).  Pursuant to the Agreement, GEM agreed  to sell to the Company its title to 423 twenty-acre lithium mineral claims situated in Great Basin in the Southern Nye County, 400 twenty-acre lithium mineral claims located in eastern San Bernardino County, California, and  200 twenty-acre lithium claims located in Elko County, Nevada (all claims collectively referred to as the “Claims”).

As consideration for the sale of the Claims, the Company agreed to issue thirty million (30,000,000) restricted shares of its common stock to GEM or its designee(s) at a deemed price of $0.10 per share and to a 2% carried gross production royalty on any mineral production. Furthermore, the Company agreed to appoint one person of GEM’s choosing to the Company’s Board of Directors.  GEM selected David A. Bending as its representative on the Board of Directors.

Under the terms of the Agreement, the Company is deemed to have acquired the Claims as of the date of the Agreement.  However, if the Company fails to deliver the shares to GEM, the Agreement will be deemed null and void.  The formal transfer of title to the Claims is expected to be completed by November 30, 2016.

In acquiring the Claims, the Company agreed to assume all financial liabilities of the Claims including registration fees and taxes payable to federal, state, and county government agencies.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 4, 2016, the Board of Directors of the Company appointed David A. Bending to the Board of Directors. Mr. Bending will serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Bending, has over 35 years of experience in the mining exploration and development industry, including 14 years with Homestake Mining Company where he served as Exploration Manager in Latin America, three years with Texasgulf Exploration, and two years with Rio Tinto Exploration. Mr. Bending has held numerous senior executive and senior consulting positions with large exploration and mining companies. His work has directly resulted in the identification of several mineral discoveries and transactions in the United States, Canada and Mexico. He is experienced with all aspects of mining law, mining development trends, and business practices. He is fully conversant in Portuguese, Spanish, French and English. Mr. Bending obtained his B.Sc. in Geology with honors from the University of Oregon, and he completed his M.Sc. at the University of Toronto in Mineral Deposits Geology, Geochemistry, Geochemistry and Geophysics.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description

10.1	Asset Purchase Agreement by and between Gold Exploration Management Inc. and Horizon Minerals Corp. dated October 4, 2016
99.1	News Release dated October 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Minerals Corp.

Date:  October 12, 2016

By:  /s/ Robert Fedun

Robert Fedun, President and Chief Executive Officer

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